Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus 100% U.S. Treasury Money Market Fund	$1,191,684,201	$1,250,000
Dreyfus Appreciation Fund, Inc.	$1,795,065,937	$1,500,000
Dreyfus BASIC Money Market Fund, Inc.	$869,700,622	$1,000,000
Dreyfus BASIC U.S. Government Money Market Fund	$251,405,646	$750,000
Dreyfus BASIC U.S. Mortgage Securities Fund	$110,649,064	$525,000
Dreyfus Cash Management	$39,545,457,695	$2,500,000
Dreyfus Cash Management Plus, Inc.	$5,679,334,745	$2,500,000
Dreyfus Connecticut Municipal Money Market Fund, Inc.	$165,281,223	$600,000
Dreyfus Growth and Income Fund, Inc.	$501,682,544	$900,000
Dreyfus High Yield Strategies Fund	$406,791,767	$750,000
Dreyfus Intermediate Municipal Bond Fund, Inc.	$830,569,351	$1,000,000
Dreyfus Liquid Assets, Inc.	$4,490,416,765	$2,500,000
Dreyfus Massachusetts Municipal Money Market Fund	$192,744,134	$600,000
Dreyfus MidCap Index Fund	$1,848,668,974	$1,500,000
Dreyfus Municipal Bond Opportunity Fund	$554,650,921	$900,000
Dreyfus Municipal Cash Management Plus	$1,383,175,032	$1,250,000
Dreyfus Municipal Income, Inc.	$288,850,844	$750,000
Dreyfus Municipal Money Market Fund, Inc.	$515,155,182	$900,000
Dreyfus New Jersey Municipal Bond Fund, Inc.	$619,509,420	$900,000
Dreyfus New Jersey Municipal Money Market Fund, Inc.	$436,416,064	$750,000
Dreyfus New York AMT-Free Municipal Bond Fund	$380,220,309	$750,000
Dreyfus New York AMT-Free Municipal Money Market Fund	$298,180,678	$750,000

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus New York Municipal Cash Management	$953,326,142	$1,000,000
Dreyfus New York Tax Exempt Bond Fund, Inc.	$1,411,991,657	$1,250,000
Dreyfus Pennsylvania Municipal Money Market Fund	$238,524,367	$600,000
Dreyfus Research Growth Opportunity Fund, Inc.	$155,346,423	$600,000
Dreyfus Short-Intermediate Government Fund	$216,422,496	$600,000
Dreyfus Stock Index Fund, Inc.	$1,669,178,509	$1,500,000
Dreyfus Strategic Municipal Bond Fund, Inc.	$582,100,318	$900,000
Dreyfus Strategic Municipals, Inc.	$796,008,267	$1,000,000
Dreyfus Treasury & Agency Cash Management	$15,316,218,698	$2,500,000
Dreyfus Treasury Prime Cash Management	$27,174,153,299	$2,500,000
Dreyfus U.S. Treasury Intermediate Term Fund	$137,466,620	$525,000
Dreyfus U.S. Treasury Long Term Fund	$68,637,408	$400,000
Dreyfus Worldwide Dollar Money Market Fund, Inc.	$576,627,255	$900,000
General California Municipal Money Market Fund	$598,593,641	$900,000
General Money Market Fund, Inc.	$12,875,332,920	$2,500,000
General New York Municipal Money Market Fund	$435,092,382	$750,000
The Dreyfus Fund Incorporated	$925,385,766	$1,000,000
The Dreyfus Socially Responsible Growth Fund, Inc.	$218,646,865	$600,000
The Dreyfus Third Century Fund, Inc.	$232,367,948	$600,000

CitizensSelect Funds
CitizensSelect Prime Money Market Fund

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
CitizensSelect Treasury Money Market Fund
GROUP TOTAL:	$1,319,694,847	$1,250,000
Dreyfus Bond Funds, Inc.
Dreyfus Municipal Bond Fund
GROUP TOTAL:	$1,801,336,653	$1,500,000
Dreyfus Funds, Inc.
Dreyfus Discovery Fund
Dreyfus Equity Growth Fund
Dreyfus Mid-Cap Growth Fund
GROUP TOTAL:	$548,716,777	$900,000
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Prime Cash Management Fund
GROUP TOTAL:	$32,417,037,263	$2,500,000
ADVANTAGE FUNDS, INC.
Dreyfus Emerging Leaders Fund
Dreyfus Global Absolute Return Fund
Dreyfus International Value Fund
Dreyfus MidCap Value Fund
Dreyfus Small Company Value Fund
Dreyfus Strategic Value Fund
Dreyfus Structured Mid Cap Fund
Dreyfus Technology Growth Fund

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus Total Return Advantage Fund
Global Alpha Fund
GROUP TOTAL:	$3,048,341,759	$2,100,000
DREFYSU INSTITUTIONAL CASH ADVANTAGE FUNDS
Dreyfus Institutional Cash Advantage Fund
Dreyfus Institutional Cash Advantage Plus Fund
GROUP TOTAL:	$40,143,834,713	$2,500,000
Dreyfus Investment Funds
/STANDISH GLOBAL FIXED INCOME FUND
/Standish Intermediate Tax Exempt Bond Fund
/The Boston Company Emerging Markets Core Equity Fund
/The Boston Company Large Cap Core Fund
/The Boston Company Small/Mid Cap Growth Fund
Dreyfus Brazil Equity Fund
Dreyfus/Newton International Equity Fund
Dreyfus/Standish Fixed Income Fund
Dreyfus/Standish International Fixed Income Fund
Dreyfus/TBCAM International Core Equity fund
Dreyfus/TBCAM Small Cap Growth Fund
Dreyfus/TBCAM Small Cap Tax-Sesitive Equity Fund
Dreyfus/TBCAM Small Cap Value Fund
GROUP TOTAL:	$2,227,007,229	$1,700,000

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus Investment Grade Funds, Inc.
Dreyfus Inflation Adjusted Securities Fund
Dreyfus Intermediate Term Income Fund
Dreyfus Short Term Income Fund
GROUP TOTAL:	$1,848,186,100	$1,500,000
Dreyfus Index Funds, Inc.
Dreyfus International Stock Index Fund
Dreyfus S&P 500 Index Fund
Dreyfus Smallcap Stock Index Fund
GROUP TOTAL:	$3,633,950,971	$2,300,000
Dreyfus International Funds, Inc.
Dreyfus Emerging Markets Fund
GROUP TOTAL:	$943,651,680	$1,000,000
DREYFUS INSTITUTIONAL PREFERRED MONEY
MARKET FUNDS
Dreyfus Institutional Preferred Money Market Fund
Dreyfus Institutional Preferred Plus Money Market Fund
GROUP TOTAL:	$10,862,507,680	$2,500,000
DREYFUS INSITUTIONAL RESERVES FUNDS
Dreyfus Institutional Reserves Money Fund
Dreyfus Institutional Reserves Treasury Fund
Dreyfus Institutional Reserves Treasury Prime Fund
GROUP TOTAL:	$13,798,602,333	$2,500,000

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus Investment Portfolios
Core Value Portfolio
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
GROUP TOTAL:	$466,414,454	$750,000
The Dreyfus/Laurel Funds, Inc.
Dreyfus AMT-Free Municipal Reserves
Dreyfus BASIC S&P 500 Stock Index Fund
Dreyfus Bond Market Index Fund
Dreyfus Core Equity Fund
Dreyfus Disciplined Stock Fund
Dreyfus Money Market Reserves
Dreyfus Small Cap Value Fund
Dreyfus Strategic Income Fund
Dreyfus Tax Managed Growth Fund
Dreyfus US Treasury Reserves
GROUP TOTAL:	$5,386,093,784	$2,500,000
DREYFUS LAUREL FUNDS TRUST
Drey. Equity Income Fund
Dreyfus Core Value Fund
Dreyfus Emerging Markets Debt Local Currency Fund
Dreyfus Global Equity Income Fund

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus International Bond Fund
Dreyfus Limited Term High Yield Fund
GROUP TOTAL:	$1,967,390,525	$1,500,000
The Dreyfus/Laurel Tax-Free Municipal Funds
Dreyfus BASIC California Municipal Money Market Fund
Dreyfus BASIC Massachusetts Municipal Money Market Fund
Dreyfus BASIC New York Municipal Money Market Fund
GROUP TOTAL:	$522,523,519	$900,000
Dreyfus LifeTime Portfolios, Inc.
Growth & Income Portfolio
GROUP TOTAL:	$68,724,648	$400,000
Dreyfus Municipal Funds, Inc.
Dreyfus AMT-Free Municpal Bond Fund
Dreyfus BASIC Municipal Money Market Fund
Dreyfus BASIC New Jersey Municipal Money Market Fund
Dreyfus High Yield Municipal Bond Fund
GROUP TOTAL:	$1,146,602,541	$1,250,000
Dreyfus Money Market Instruments, Inc.
Government Securities Series
Money Market Series
GROUP TOTAL:	$2,034,007,133	$1,700,000
Dreyfus Premier California AMT-Free Municipal Bond Fund,
Inc.

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus California AMT-Free Municipal Bond Fund, Inc.
GROUP TOTAL:	$1,364,697,722	$1,250,000
Dreyfus Premier GNMA Fund, Inc.
Dreyfus GNMA Fund
GROUP TOTAL:	$956,882,710	$1,000,000
DREYFUS PREMIER INVESTMENT FUNDS, INC.
Dreyfus Diversified Global Fund
Dreyfus Diversified International Fund
Dreyfus Diversified Large Cap Fund
Dreyfus Emerging Asia Fund
Dreyfus Global Real Estate Securities Fund
Dreyfus Greater China Fund
Dreyfus Large Cap Value Fund
Dreyfus Large Cap Equity Fund
Dreyfus Large Cap Growth Fund
Dreyfus Satellite Alpha Fund
GROUP TOTAL:	$1,951,112,071	$1,500,000
Dreyfus Manager Funds I
Dreyfus Alpha Growth Fund
Dreyfus S&P Stars Fund
Dreyfus S&P Stars Opportunities Fund
GROUP TOTAL:	$673,002,959	$900,000

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus Managers Funds II
Dreyfus Balanced Opportunity Fund
GROUP TOTAL:	$311,900,722	$750,000
DREYFUS OPPORTUNITY FUNDS
Dreyfus Global Sustainability Fund
Dreyfus Natural Resources Fund
GROUP TOTAL:	$35,923,169	$350,000
Dreyfus Stock Funds
Dreyfus International Equity Fund
Dreyfus Small Cap Equity Fund
GROUP TOTAL:	$294,675,566	$750,000
Dreyfus Premier Short-Intermediate Municipal Bond Fund
Dreyfus Short Intermediate Municipal Bond Fund
GROUP TOTAL:	$563,504,338	$900,000
DREYFUS PREMIER WORLDWIDE GROWTH FUND, INC.
Dreyfus Worldwide Growth Fund
GROUP TOTAL:	$430,181,233	$750,000
DREYFUS TAX EXEMPT CASH MANAGEMENT FUNDS
Dreyfus California AMT Tax-Free Cash Management
Dreyfus New York AMT-Free Municipal Cash Management
Dreyfus Tax Exempt Cash Management
GROUP TOTAL:	$4,450,521,438	$2,500,000
DREYFUS VARIABLE INVESTMENT FUND

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Appreciation Portfolio
Developing Leaders Portfolio
Growth and Income Portfolio
International Equity Portfolio
International Value Portfolio
Money Market Portfolio
Quality Bond Portfolio
GROUP TOTAL:	$1,304,333,277	$1,250,000
General Government Securities Money Market Funds, Inc.
General Government Securities Money Market Fund
General Treasury Prime Money Market Fund
GROUP TOTAL:	$3,246,457,207	$2,100,000
General Municipal Money Market Funds, Inc.
General Municipal Money Market Fund
GROUP TOTAL:	$811,263,203	$1,000,000
BNY MELLON FUNDS TRUST
BNY Mellon Bond Fund
BNY MELLON FOCUSED EQUITY OPPORTUNITIES
BNY Mellon Intermediate Bond Fund
BNY Mellon Intermediate U.S. Government Fund
BNY Mellon International Appreciation Fund
BNY Mellon Large Cap Stock Fund

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
BNY Mellon Massachusetts Intermediate Municipal Bond Fund
BNY Mellon Money Market Fund
BNY Mellon Municipal Opportunities Fund
BNY Mellon National Intermediate Municipal Bond Fund
BNY Mellon National Municipal Money Market Fund
BNY Mellon National Short-Term Municipal Bond Fund
BNY Mellon New York Intermediate Tax Exempt Bond Fund
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund
BNY Mellon Short-Term U.S. Government Securities Fund
BNY MELLON SMALL/MID CAP FUND
BNY Mellon U.S. Core Equity 130/30 Fund
Mellon Balanced Fund
Mellon Emerging Markets Fund
Mellon Income Stock Fund
Mellon International Fund
Mellon Mid Cap Stock Fund
Mellon Small Cap Stock Fund
GROUP TOTAL:	$16,744,769,316	$2,500,000
Dreyfus State Municipal Bond Funds
Dreyfus Connecticut Fund
Dreyfus Maryland Fund
Dreyfus Massachusetts Fund
Dreyfus Minnesota Fund

Fidelity Bond Coverage for Fund for Which the Dreyfus Corporation Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets at 1/31/2010 Pursuant to Rule 17g-1(d) Under the Investment CompanyAct of 1940

Fund Name		Amount of Bond
	Gross Assets at	Required Pursuant to
	1/31/2010	Rule 17g-1(d)
Dreyfus Ohio Fund
Dreyfus Pennsylvania Fund
GROUP TOTAL:	$1,270,311,206	$1,250,000
Strategic Funds, Inc.
Dreyfus Conservative Allocation fund
Dreyfus Growth Allocation Fund
Dreyfus Moderate Allocation Fund
Dreyfus New Leaders Fund
Dreyfus Select Managers Small Cap Value Fund
Dreyfus U.S. Equity Fund
Emerging Markets Opportunity Fund
Global Stock Fund
International Stock Fund
GROUP TOTAL:	$1,309,192,525	$1,250,000

GRAND TOTALS:	$286,840,385,369*	$96,700,000*
AVAILABLE FIDELITY BOND COVERAGE		$125,000,000

* Amounts include the assets of Fund of Funds, if those assets were excluded gross assets would be $286,243,075,030 and the amount of Bond coverage required under Rule 17g-1 (d) would be less.